SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 11, 2016

Guidance Software, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-33197	95-4661210
(Commission File Number)	(IRS Employer Identification No.)

1055 E. Colorado Boulevard, Pasadena, CA	91106-2375
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 626-229-9191

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Payment of Retainer to Members of the M&A Committee

On May 11, 2016 the Board of Directors (the “Board”) of Guidance Software, Inc. (“the Company”) approved (i) the payment to each member of the M&A Committee other than the Chairman of the M&A Committee of an annual retainer in an amount equal to $5,000 and (ii) the payment to the Chairman of the M&A Committee of an annual retainer in an amount equal to $12,000, in full payment for all services performed by each member of the M&A Committee in connection with their performance of their duties as a member of the M&A Committee.

Item 5.02 Election of Directors

(d) Election of Directors

On May 11, 2016, the Board unanimously approved the appointment of Michael J. McConnell and John P. Colbert to each serve as a director of the Company until the next annual meeting of the shareholders of the Company.

The Company and each of Mssrs. McConnell and Colbert have agreed to an annual retainer of $45,000 each for their respective roles as director. Pursuant to the Company’s Second Amended and Restated 2004 Equity Incentive Plan, on May 11, 2016 they each received restricted stock grants of 15,152 shares of restricted stock awards which shall vest equally on each of the two anniversaries of the grant date.  Mr. McConnell will serve on the Audit Committee and the M&A Committee of the Company and Mr. Colbert will serve on the Compensation Committee and the Nominating and Governance Committee of the Company.

The Company has not entered into any transactions identified in Item 404(a) of Regulation S-K with Messrs. Colbert or McConnell.

Item 5.07 Submission of Matters to a Vote of Security Holders

The 2016 annual meeting of shareholders of the Company was held on May 11, 2016. As of the record date for the meeting, the Company had 32,166,010 shares of common stock outstanding, each of which is entitled to one vote. The voting tabulation was as follows:

Eligible votes: 32,166,010

Shares represented in person or by proxy: 27,929,249

Percentage of eligible shares voted: 86.828%

Votes cast by proxy: 27,929,249

All of the nominees for director listed in Proposal 1 of the Company’s Definitive Proxy Statement (the “Proxy Statement”), filed with the Securities and Exchange Commission on March 30, 2016, except for Christopher Poole, were elected as follows:

Director	Vote Type	Voted	Voted (%)	Outstanding (%)
Reynolds C. Bish	FOR	27,546,643	98.63	85.64
	WITHHELD	187,330.67		.58
	NON VOTES	195,276	--	.61
Max Carnecchia	FOR	27,472,911	98.37	85.41
	WITHHELD	261,062.93		.81
	NON VOTES	195,276	--	.61
Patrick Dennis	FOR	27,526,991	98.56	85.58
	WITHHELD	206,982.74		.64
	NON VOTES	195,276	--	.61
Wade Loo	FOR	27,546,591	98.63	85.64
	WITHHELD	187,382.67		.58
	NON VOTES	195,276	--	.61
Robert van Schoonenberg	FOR	27,474,574	98.37	85.41
	WITHHELD	259,399.93		.81
	NON VOTES	195,276	--	.61

Proposal 2 of the Proxy Statement, ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for its fiscal year ending December 31, 2016, was approved by the following vote:

Proposal	Vote type	Voted	Voted (%)	Outstanding (%)
ACCOUNTANTS	FOR	27,696,985	99.17	86.11
	AGAINST	226,556.81		.70
	ABSTAIN	5,708	0.02	0.02
	NON VOTES	0	0	0

Proposal 3 of the Proxy Statement, the Fourth Amendment to the Guidance Software, Inc. Second Amended and Restated 2004 Equity Incentive Plan, was approved by the following vote:

Proposal	Vote type	Voted	Voted (%)	Outstanding (%)
EQUITY PLAN	FOR	25,236,113	90.36	78.46
AMENDMENT	AGAINST	2,461,121	8.81	7.65
	ABSTAIN	36,739.13		0.11
	NON VOTES	195,276.70		.61

Proposal 4 of the Proxy Statement, stockholder proposal to amend the Company’s Fourth Amended and Restated Bylaws to permit stockholders to call special meetings of stockholders, was rejected by the following vote:

Proposal	Vote type	Voted	Voted (%)	Outstanding (%)
BYLAWS	FOR	1,742,485	6.24	5.42
AMENDMENT	AGAINST	25,831,792	92.49	80.31
	ABSTAIN	159,696	0.57	0.5
	NON VOTES	195,276.70		.61

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Guidance Software, Inc.
(a Delaware Corporation)

/S/ Joel B. Ginsberg
VP, Deputy General Counsel and Assistant Corporate Secretary

May 12, 2016